Exhibit 99.1

    PAYLESS SHOESOURCE REPORTS SECOND QUARTER SAME-STORE SALES INCREASED 2.2%

    TOPEKA, Kan., Aug. 3 /PRNewswire-FirstCall/ -- Payless ShoeSource, Inc. (NYSE: PSS) today reported that same-store sales increased 2.2 percent during the second quarter of fiscal 2006, the thirteen weeks ended July 29, 2006.

    Total sales for the second quarter were $706.4 million, a 1.8 percent increase from $693.9 million during the second quarter 2005.

    Sales were as follows (unaudited):

                SECOND QUARTER SALES (DOLLARS IN MILLIONS)
      --------------------------------------------------------------
      Fiscal           Fiscal        Percent      Same-Store Sales**
      2006*            2005*         Increase     Percent Increase
      ------           ------        --------     ------------------
      $706.4           $693.9          1.8%              2.2%

                 YEAR TO DATE SALES (DOLLARS IN BILLIONS)
      --------------------------------------------------------------
      Fiscal           Fiscal        Percent      Same-Store Sales**
      2006*            2005*         Increase     Percent Increase
      ------           ------        --------     ------------------
      $ 1.40           $ 1.39          0.9%              1.3%

    * The fiscal year for operations in the company's Latin American region and Japan is based on a December 31 year-end. Operations in the company's Latin American region (178 stores) and Japan are included in total company results on a one-month lag relative to results from other regions.

    ** Same-store sales represent sales of those stores in the United States, Canada, Puerto Rico, Guam and Saipan that were open during both periods. Same-store-sales exclude stores in the company's Latin American region and Japan.

    "Our results in the second quarter represent the sixth consecutive quarter that we have achieved positive comparable store sales results," said Matthew E. Rubel, Chief Executive Officer and President. "Our customers responded particularly well to our assortments in women's athletic and casual shoes, girl's shoes, and men's dress and casual shoes. Looking forward, continuing to implement the various components of our strategy will serve as a catalyst to reach new customers and increase our share of our current customers' footwear purchases."

    The company intends to report financial results for the second quarter 2006 on Wednesday, August 23, 2006.

    Payless ShoeSource, Inc. is the largest specialty family footwear retailer in the Western Hemisphere, dedicated to democratizing fashion and design in footwear and accessories and inspiring fun, fashion possibilities for the family at a great value. As of the end of the second quarter 2006, the Company operated a total of 4,584 stores. In addition, customers can buy shoes over the Internet through Payless.com(R), at http://www.payless.com .

    This release contains forward-looking statements relating to anticipated financial performance. A variety of known and unknown risks and uncertainties and other factors could cause actual results to differ materially from the anticipated results or expectations. Please refer to the company's Annual Report on Form 10-K for the fiscal year ended January 28, 2006 and the Form 10-Q for the period ending April 29, 2006 for more information on risk factors that could cause actual results to differ. The company does not undertake any obligation to release publicly any revisions to such forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

    For additional information regarding second quarter 2006 sales performance, please call the Payless ShoeSource Investor Relations phone line at 1-800-626-3204. Select submenu 1, option 2. Or, visit our Investor Relations website at http://www.paylessinfo.com .

SOURCE  Payless ShoeSource, Inc.
    -0-                             08/03/2006
    /CONTACT: Ron Cooperman of Payless ShoeSource, +1-785-295-6026/ /Company News On-Call: http://www.prnewswire.com/comp/136152.html / /Web site: http://www.paylessinfo.com /